Exhibit 10.2

EMPLOYEE MATTERS AGREEMENT

by and among

XPERI HOLDING CORPORATION

and

XPERI INC.

dated as of

[•], 2022

TABLE OF CONTENTS

		Page

	ARTICLE I

	DEFINITIONS AND INTERPRETATION

Section 1.1	General	1
Section 1.2	References; Interpretation	6

	ARTICLE II

	GENERAL PRINCIPLES

Section 2.1	Nature of Liabilities	7
Section 2.2	Transfers of Employees Generally	7
Section 2.3	Assumption and Retention of Liabilities Generally	7
Section 2.4	Service Recognition	8
Section 2.5	Information and Consultation	9
Section 2.6	WARN	9

	ARTICLE III

	CERTAIN BENEFIT PLAN PROVISIONS

Section 3.1	Benefits Generally	9
Section 3.2	Health and Welfare Benefit Plans	10
Section 3.3	Savings Plans	10
Section 3.4	Flexible Spending Account Plan	10

	ARTICLE IV

	EQUITY INCENTIVE AWARDS

Section 4.1	Treatment of Options	10
Section 4.2	Treatment of Restricted Stock Units	11
Section 4.3	Treatment of Performance Stock Unit Awards	12
Section 4.4	Treatment of Key RSU Awards	13
Section 4.5	SpinCo Stock Plan	14
Section 4.6	General Terms	14
Section 4.7	Employee Stock Purchase Plan	15

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EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), is entered into as of [•], 2022, by and among Xperi Holding Corporation, a Delaware corporation (“RemainCo”) and Xperi Inc., a Delaware corporation and a subsidiary of RemainCo (“SpinCo”). RemainCo and SpinCo are sometimes referred to herein individually as a “Party,” and collectively as the “Parties”. Capitalized terms used in this Agreement, but not otherwise defined in this Agreement, shall have the meaning given to such terms in the Separation and Distribution Agreement by and between the Parties, dated as of [•], 2022 (the “Separation Agreement”).

W I T N E S E T H:

WHEREAS, the RemainCo Board has determined that it is advisable and in the best interests of RemainCo and its stockholders to restructure the Assets and Liabilities of RemainCo into two companies: (i) RemainCo, which, following consummation of the transactions contemplated under the Separation Agreement, will own and conduct the RemainCo Business; and (ii) SpinCo, which, following consummation of the transactions contemplated under the Separation Agreement, will own and conduct the SpinCo Business, in the manner contemplated by the Separation Agreement;

WHEREAS, the Separation Agreement sets forth the terms and conditions applicable to the Distribution; and

WHEREAS, pursuant to the Separation Agreement, RemainCo and SpinCo have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to certain employee matters and employee compensation and benefit plans and programs between them and to address certain other employment-related matters.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the following meanings:

“Adjusted SpinCo Stock Value” shall mean the product obtained by multiplying (a) the SpinCo Stock Value by (b) the Distribution Ratio.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Applicable Exchange” shall mean the securities exchange as may at the applicable time be the principal market for shares of RemainCo Common Stock or shares of SpinCo Common Stock, as applicable.

“Benefit Arrangement” shall mean, with respect to an entity, each compensation or employee benefit plan, program, policy, agreement or other arrangement, whether or not “employee benefit plans” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), including any benefit plan, program, policy, agreement or arrangement providing cash- or equity-based compensation or incentives, health, medical, dental, vision, disability, accident or life insurance benefits or vacation, paid or unpaid leave, severance, retention, change in control, termination, deferred compensation, individual employment, retirement, pension or savings benefits, supplemental income, retiree benefit or other fringe benefit (whether or not taxable), or employee loans, that are sponsored or maintained by such entity (or to which such entity contributes or is required to contribute or in which it participates), and excluding workers’ compensation plans, policies, programs and arrangements.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax law, and the regulations promulgated thereunder.

“Data Sharing Agreement” shall mean the Data Sharing Agreement by and between Adeia Inc. and Xperi Inc., dated [•], 2022.

“Distribution Ratio” shall mean the number of shares of Product SpinCo Common Stock (as defined in the Separation Agreement) received by each holder of IP RemainCo Common Stock (as defined in the Separation Agreement) on the Distribution Record Date pursuant to Section 4.1 the Separation Agreement with respect to each share of IP RemainCo Common Stock.

“Employee” shall mean any RemainCo Employee or SpinCo Employee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Party” and “Parties” shall have the meanings set forth in the Preamble.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, a union, an unincorporated organization or other legal entity, including a governmental entity or any department, agency or political subdivision thereof.

“Plan Transition Date” shall mean the date that is (i) the Distribution Date or (ii) such earlier date as agreed between the Parties.

“Post-Separation RemainCo Awards” shall mean Post-Separation RemainCo Options, Post-Separation RemainCo Restricted Stock Unit Awards, Post-Separation RemainCo Performance Stock Unit Awards (2020), Post-Separation RemainCo Performance Stock Unit Awards (2021), Post-Separation RemainCo Performance Stock Unit Awards (2022) and Post-Separation RemainCo Key RSU Awards, collectively.

“Post-Separation RemainCo Key RSU Award” shall mean a RemainCo Key RSU Award adjusted as of the Effective Time in accordance with Section 4.4.

“Post-Separation RemainCo Option” shall mean a RemainCo Option adjusted as of the Effective Time in accordance with Section 4.1.

“Post-Separation RemainCo Performance Stock Unit Award (2020)” shall mean a RemainCo Performance Restricted Stock Unit Award (2020) adjusted as of the Effective Time in accordance with Section 4.3(a).

“Post-Separation RemainCo Performance Stock Unit Award (2021)” shall mean a RemainCo Performance Restricted Stock Unit Award (2021) adjusted as of the Effective Time in accordance with Section 4.3(b).

“Post-Separation RemainCo Performance Stock Unit Award (2022)” shall mean a RemainCo Performance Restricted Stock Unit Award (2022) adjusted as of the Effective Time in accordance with Section 4.3(c).

“Post-Separation RemainCo Restricted Stock Unit Award” shall mean a RemainCo Restricted Stock Unit Award adjusted as of the Effective Time in accordance with Section 4.2.

“Post-Separation RemainCo Stock Value” shall mean the simple average of the volume-weighted average per-share price of RemainCo Common Stock trading “ex distribution” on the Applicable Exchange during each of the last ten (10) full Trading Sessions, or such shorter number of Trading Sessions that the RemainCo Common Stock is trading “ex distribution,” immediately prior to the Effective Time.

“Pre-Separation RemainCo Stock Value” shall mean the simple average of the volume-weighted average per-share price of RemainCo Common Stock trading “regular way with due bills” on the Applicable Exchange during each of the last ten (10) full Trading Sessions, or such shorter number of Trading Sessions that the RemainCo Common Stock is trading “regular way with due bills,” immediately prior to the Effective Time.

“RemainCo” shall have the meaning set forth in the Preamble.

“RemainCo 401(k) Plan” means a tax-qualified 401(k) defined contribution savings plan to be established by RemainCo or a member of the RemainCo Group.

“RemainCo Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to by any member of the IP RemainCo Group as of immediately following the Effective Time.

“RemainCo Change in Control” shall have the meaning set forth in Section 4.6(b).

“RemainCo Common Stock” shall mean the common stock of RemainCo, par value $0.001 per share.

“RemainCo Director” shall mean any individual who is a non-employee member of the board of directors of RemainCo as of the Effective Time.

“RemainCo Employee” shall mean each individual identified on Schedule 1.1 hereto.

“RemainCo ESPP” shall mean the Xperi Holding Corporation 2020 Employee Stock Purchase Plan.

“RemainCo Key RSU Award” shall mean an award of Restricted Stock Units granted in 2022 by RemainCo pursuant to the Xperi Holding Corporation 2020 Equity Incentive Plan that is subject to solely time-based vesting and that is identified on Schedule 4.4 and held by such individual set forth on Schedule 4.4.

“RemainCo Option” shall mean an option to purchase shares of RemainCo Common Stock granted pursuant to a RemainCo Stock Plan.

“RemainCo Performance Stock Unit Award (2020)” shall mean an award of Restricted Stock Units granted in 2020 by RemainCo pursuant to the RemainCo Stock Plans that is subject to performance-based vesting.

“RemainCo Performance Stock Unit Award (2021)” shall mean an award of Restricted Stock Units granted in 2021 by RemainCo pursuant to the RemainCo Stock Plans that is subject to performance-based vesting.

“RemainCo Performance Stock Unit Award (2022)” shall mean an award of Restricted Stock Units granted in 2022 by RemainCo pursuant to the RemainCo Stock Plans that is subject to performance-based vesting.

“RemainCo Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation RemainCo Stock Value by (b) the Post-Separation RemainCo Stock Value.

“RemainCo Restricted Stock Unit Award” shall mean an award of Restricted Stock Units granted by RemainCo pursuant to the RemainCo Stock Plans that is subject to solely time-based vesting, other than a RemainCo Key RSU Award.

“RemainCo Stock Plans” shall mean the (i) Xperi Holding Corporation 2020 Equity Incentive Plan; (ii) TiVo Corporation 2008 Equity Incentive Plan (f/k/a the Rovi Corporation 2008 Equity Incentive Plan); (iii) TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the TiVo Corporation Titan Equity Incentive Award Plan); (iv) Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan and Amendment No. 1; (v) DTS, Inc. 2014 New Employee Incentive Plan, including Amendment No. 1 and Amendment No. 2 thereto; (v) DTS, Inc. 2012 Equity Incentive Plan, including Amendment No. 1 thereto; (vi) SRS Labs, Inc. 2006 Stock Incentive Plan, as amended and restated on August 9, 2012; (vii) DTS, Inc. 2003 Equity Incentive Plan, as amended on May 9, 2005, May 15, 2008, February 19, 2009, February 15, 2010, June 3, 2010 and October 8, 2010.

“RemainCo Value Factor” shall mean the quotient obtained by dividing (a) the Pre-Separation RemainCo Stock Value by (b) the sum of (i) the Adjusted SpinCo Stock Value and (ii) the Post-Separation RemainCo Stock Value.

“RemainCo Welfare Plans” shall mean any Welfare Plan maintained by RemainCo or any member of the IP RemainCo Group.

“Restricted Stock Unit” shall have the meaning set forth under the RemainCo Stock Plans.

“Separation Agreement” shall have the meaning set forth in the Preamble.

“SpinCo” shall have the meaning set forth in the Preamble.

“SpinCo Awards” shall mean SpinCo Options, SpinCo Restricted Stock Unit Awards, SpinCo Performance Stock Unit Awards (2020), SpinCo Performance Stock Unit Awards (2021), and SpinCo Performance Stock Unit Awards (2022) and SpinCo Key RSU Awards, collectively.

“SpinCo Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to exclusively by any member of the Product SpinCo Group other than a SpinCo Transferred Benefit Arrangement.

“SpinCo Change in Control” shall have the meaning set forth in Section 4.6(b).

“SpinCo Common Stock” shall mean the common stock of SpinCo, par value $[•] per share.

“SpinCo Director” shall mean any individual who is a non-employee member of the board of directors of SpinCo as of the Effective Time.

“SpinCo Employee” shall mean each individual who is an employee of RemainCo or any of its Subsidiaries or Affiliates immediately prior to the Effective Time and who is not identified on Schedule 1.1 as a RemainCo Employee.

“SpinCo Key RSU Award” shall mean a RemainCo Key RSU Award assumed by SpinCo in accordance with Section 4.4.

“SpinCo Option” shall mean an award of options to purchase shares of SpinCo Common Stock assumed by SpinCo in accordance with Section 4.1.

“SpinCo Performance Stock Unit Award (2020)” shall mean a RemainCo Performance Stock Unit Award assumed by SpinCo in accordance with Section 4.3(a).

“SpinCo Performance Stock Unit Award (2021)” shall mean a RemainCo Performance Stock Unit Award assumed by SpinCo in accordance with Section 4.3(b).

“SpinCo Performance Stock Unit Award (2022)” shall mean a RemainCo Performance Stock Unit Award assumed by SpinCo in accordance with Section 4.3(c).

“SpinCo Ratio” shall mean the quotient obtained by dividing (a) the Pre-Separation RemainCo Stock Value by (b) the SpinCo Stock Value.

“SpinCo Restricted Stock Unit Award” shall mean a RemainCo Restricted Stock Unit Award assumed by SpinCo in accordance with Section 4.2.

“SpinCo Stock Plans” shall have the meaning set forth in Section 4.5.

“SpinCo Stock Value” shall mean the simple average of the volume-weighted average per-share price of SpinCo Shares trading “as when issued” on the Applicable Exchange during each of the first ten (10) full Trading Sessions, or such shorter number of Trading Sessions that the SpinCo Shares are trading “as when issued” immediately prior to the Effective Time.

“SpinCo Transferred Benefit Arrangement” shall have the meaning set forth in Section 3.1.

“SpinCo Value Factor” shall mean the quotient obtained by dividing (a) the Pre-Separation RemainCo Stock Value by (b) the sum of (i) the SpinCo Stock Value and (ii) the quotient obtained by dividing the Post-Separation RemainCo Stock Value by the Distribution Ratio.

“SpinCo Welfare Plans” shall mean any Welfare Plan maintained by SpinCo or any member of the SpinCo Group.

“Trading Session” shall mean the period of time during any given calendar day, commencing with the determination of the opening price on the Applicable Exchange and ending with the determination of the closing price on the Applicable Exchange, in which trading in shares of RemainCo Common Stock or shares of SpinCo Common Stock Shares (as applicable) is permitted on the Applicable Exchange.

“Welfare Plan” shall mean, where applicable, a “welfare plan” (as defined in Section 3(1) of ERISA and in 29 C.F.R. §2510.3-1) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision and mental health and substance use disorder), disability benefits, or life, accidental death and disability, pre-tax premium conversion benefits, dependent care assistance programs, employee assistance programs, contribution funding toward a health savings account, flexible spending accounts, tuition reimbursement or adoption assistance programs or cashable credits.

“Xperi 401(k) Plan” shall mean the Xperi 401(k) Retirement Plan.

“Xperi Benefit Arrangement” shall mean any Benefit Arrangement sponsored, maintained or contributed to by RemainCo prior to the Effective Time.

“Xperi Director” shall mean any individual who is a non-employee member of the board of directors of RemainCo immediately prior to the Effective Time.

Section 1.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. Unless the context otherwise requires, the words “include,” “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation.” Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. Unless the context otherwise requires, the words “hereof,” “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. The words “written request” when used in this Agreement shall include email. Unless the context requires otherwise, references in this Agreement to “RemainCo” shall also be deemed to refer to the applicable member of the IP RemainCo Group, references to “SpinCo” shall also be deemed to refer to the applicable member of the Product SpinCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by RemainCo or SpinCo shall be deemed to require RemainCo or SpinCo, as the case may be, to cause the applicable members of the IP RemainCo Group or the Product SpinCo Group, respectively, to take, or refrain from taking, any such action. In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the definitions set forth in Section 1.1, for the purpose of determining what is and is not included in such definitions, any item explicitly included on a Schedule referred to in any such definition shall take priority over any provision of the text thereof.

ARTICLE II

GENERAL PRINCIPLES

Section 2.1 Nature of Liabilities. All Liabilities assumed or retained by a member of the IP RemainCo Group under this Agreement shall be IP Liabilities for purposes of the Separation Agreement. All Liabilities assumed or retained by a member of the Product SpinCo Group under this Agreement shall be Product Liabilities for purposes of the Separation Agreement.

Section 2.2 Transfers of Employees Generally.

(a) Effective as of no later than the Effective Time and except as otherwise agreed by the Parties, (i) the applicable members of the IP RemainCo Group and the Product SpinCo Group shall have taken such actions as are necessary to ensure that each SpinCo Employee is employed by a member of the Product SpinCo Group as of immediately following the Effective Time; and (ii) the applicable members of the IP RemainCo Group shall have taken such actions as are necessary to ensure that each individual who is intended to be a RemainCo Employee as of immediately following the Effective Time is employed by a member of the IP RemainCo Group as of the Effective Time.

(b) The IP RemainCo Group and the Product SpinCo Group agree to execute, and to seek to have the applicable RemainCo Employees and SpinCo Employees execute such documentation, if any, as may be necessary to reflect the transfer of employment described in this Section 2.2.

Section 2.3 Assumption and Retention of Liabilities Generally.

(a) Except as pursuant to this Agreement, in connection with the Distribution, or, if applicable, from and after the Effective Time, RemainCo shall, or shall cause one or more members of the IP RemainCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill (i) all Liabilities with respect to the employment and termination of employment of all RemainCo Employees (and related Liabilities with respect to their respective dependents and beneficiaries), including Liabilities arising under any Xperi Benefit Arrangements (including SpinCo Transferred Benefit Arrangements) and RemainCo Benefit Arrangements, whenever incurred; and (ii) all other Liabilities or obligations expressly assigned to or assumed by a member of the IP RemainCo Group under this Agreement.

(b) Except as pursuant to this Agreement, in connection with the Distribution, or, if applicable, from and after the Effective Time, SpinCo shall, or shall cause one or more members of the Product SpinCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill (i) all Liabilities under all SpinCo Benefit Arrangements, whenever incurred; (ii) all Liabilities with respect to the employment, or termination of employment of all SpinCo Employees and their respective dependents and beneficiaries, including under any Xperi Benefit Arrangements and SpinCo Transferred Benefit Arrangements, whenever incurred; and (iii) other Liabilities or obligations expressly assigned to or assumed by a member of the Product SpinCo Group under this Agreement.

(c) The Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement and the presentation by such Party of such substantiating documentation as the other Party shall reasonably request, for the cost of any obligations or Liabilities satisfied or assumed by the Party requesting reimbursement or its Affiliates that are, or that have been made pursuant to this Agreement, the responsibility of the other Party or any of its Affiliates.

(d) Notwithstanding any provision of this Agreement or the Separation Agreement to the contrary, SpinCo shall, or shall cause one or more members of the Product SpinCo Group to, accept, assume (or, as applicable, retain) and perform, discharge and fulfill all Liabilities that have been accepted, assumed or retained under this Agreement irrespective of whether accruals for such Liabilities have been transferred to SpinCo or a member of the Product SpinCo Group or included on a combined balance sheet of the SpinCo Business or whether any such accruals are sufficient to cover such Liabilities.

Section 2.4 Service Recognition.

(a) From and after the Effective Time, SpinCo shall, and shall cause each member of the Product SpinCo Group to use commercially reasonable efforts to, give each SpinCo Employee full credit for purposes of eligibility, vesting and determination of level of benefits under any SpinCo Benefit Arrangement for such SpinCo Employee’s prior service with any member of the IP RemainCo Group or the Product SpinCo Group or any predecessor thereto, to the same extent such service was recognized by the applicable Xperi Benefit Arrangement; provided that, such service shall not be recognized to the extent it would result in the duplication of benefits.

(b) From and after the Effective Time, RemainCo shall, and shall cause each member of the IP RemainCo Group to use commercially reasonable efforts to, give each RemainCo Employee full credit for purposes of eligibility, vesting and determination of level of benefits under any RemainCo Benefit Arrangement for such RemainCo Employee’s prior service with any member of the IP RemainCo Group or Product SpinCo Group or any predecessor thereto, to the same extent such service was recognized by the applicable Xperi Benefit Arrangement; provided that, such service shall not be recognized to the extent it would result in the duplication of benefits.

(c) Except to the extent prohibited by applicable Law and to the extent permitted under the terms of the applicable SpinCo Benefit Arrangement, as soon as administratively practicable on or after the Plan Transition Date, SpinCo shall use commercially reasonable efforts to: (i) waive or cause to be waived all limitations as to preexisting conditions or waiting periods with respect to participation and coverage requirements applicable to each SpinCo Employee under any SpinCo Welfare Plan in which SpinCo Employees participate (or are eligible to participate) to the same extent that such conditions and waiting periods were satisfied or waived under an analogous Xperi Benefit Arrangement, and (ii) provide or cause each SpinCo Employee to be provided with credit for any co-payments, deductibles or other out-of-pocket amounts paid pursuant to an Xperi Benefit Arrangement during the plan year in which the SpinCo Employees become eligible to participate in the SpinCo Welfare Plans in satisfying any applicable co-payments, deductibles or other out-of-pocket requirements under any such plans for such plan year.

(d) Except to the extent prohibited by applicable Law and to the extent permitted under the terms of the applicable RemainCo Benefit Arrangement, as soon as administratively practicable on or after the Plan Transition Date, RemainCo shall us commercially reasonable efforts to: (i) waive or cause to be waived all limitations as to preexisting conditions or waiting periods with respect to participation and coverage requirements applicable to each RemainCo Employee under any RemainCo Welfare Plan in which RemainCo Employees participate (or are eligible to participate) to the same extent that such conditions and waiting periods were satisfied or waived under an analogous Xperi Benefit Arrangement, and (ii) provide or cause each RemainCo Employee to be provided with credit for any co-payments, deductibles or other out-of-pocket amounts paid pursuant to an Xperi Benefit Arrangement during the plan year in which the RemainCo Employees become eligible to participate in the RemainCo Welfare Plans in satisfying any applicable co-payments, deductibles or other out-of-pocket requirements under any such plans for such plan year.

Section 2.5 Information and Consultation. The Parties shall comply with all requirements and obligations to inform, consult or otherwise notify any SpinCo Employees or RemainCo Employees in relation to the transactions contemplated by this Agreement and the Separation Agreement as required by applicable Law.

Section 2.6 WARN. Notwithstanding anything set forth in this Agreement to the contrary, none of the transactions contemplated by or undertaken by this Agreement is intended to and shall not constitute or give rise to an “employment loss” or employment separation within the meaning of the federal Worker Adjustment and Retraining Notification (WARN) Act, or any other federal, state or local law or legal requirement addressing mass employment separations.

ARTICLE III

CERTAIN BENEFIT PLAN PROVISIONS

Section 3.1 Benefits Generally. Effective as of the Plan Transition Date, the RemainCo Group shall have taken all necessary or appropriate actions to ensure that each Xperi Benefit Arrangement that is intended to be transferred to SpinCo, as set forth on Schedule 3.1 hereto (each, a “SpinCo Transferred Benefit Arrangement”), is transferred to a member of the SpinCo Group.

Section 3.2 Health and Welfare Benefit Plans. RemainCo shall or shall cause a member of the RemainCo Group to have in effect, no later than the Business Day immediately prior to the Plan Transition Date, RemainCo Welfare Plans providing health and welfare benefits for the benefit of each RemainCo Employee.

Section 3.3 Savings Plans. Effective no later than the Plan Transition Date, RemainCo shall take all steps necessary or appropriate to cause (a) the Xperi 401(k) Plan, including all of the accounts, underlying Assets, and related trusts and agreements applicable thereto, and all Liabilities related thereto, to be transferred to a member of the Product SpinCo Group; and (b) a member of the SpinCo Group to assume and adopt the Xperi 401(k) Plan, including all of the accounts, underlying Assets, and related trusts and agreements applicable thereto, and all Liabilities related thereto. RemainCo shall or shall cause a member of the RemainCo Group to have in effect no later than the Business Day immediately prior to the Plan Transition Date the RemainCo 401(k) Plan.

Section 3.4 Flexible Spending Account Plan. Effective no later than the Distribution Date, or such other date agreed between the Parties, RemainCo shall take all steps necessary or appropriate to cause RemainCo to have in effect a flexible spending plan providing flexible spending accounts for medical and dependent care expenses.

ARTICLE IV

EQUITY INCENTIVE AWARDS

Section 4.1 Treatment of Options.

(a) Each RemainCo Option that is outstanding immediately prior to the Effective Time and held by a RemainCo Employee, former RemainCo Employee, SpinCo Employee, former SpinCo Employee or a Xperi Director shall be converted, as of the Effective Time, into both a Post-Separation RemainCo Option and a SpinCo Option and each such award shall be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as the terms and conditions applicable to such RemainCo Option immediately prior to the Effective Time; provided, however, that certain restrictions may be imposed on such Post-Separation RemainCo Option or SpinCo Option after the Effective Time if necessary and appropriate to comply with applicable Law; and further, provided, however, that from and after the Effective Time:

(i) the number of shares of RemainCo Common Stock subject to such Post-Separation RemainCo Option shall be equal to the product, rounded down to the nearest whole share, obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Option immediately prior to the Effective Time by (B) the RemainCo Value Factor; and

(ii) the number of shares of SpinCo Common Stock subject to such SpinCo Option shall be equal to the product, rounded down to the nearest whole share, obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Option immediately prior to the Effective Time by (B) the SpinCo Value Factor;

(iii) the per share exercise price of such Post-Separation RemainCo Option shall be equal to the quotient, rounded up to the nearest cent, obtained by dividing (A) the per share exercise price of the corresponding RemainCo Option immediately prior to the Effective Time by (B) the RemainCo Ratio;

(iv) the per share exercise price of such SpinCo Option shall be equal to the quotient, rounded up to the nearest cent, obtained by dividing (A) the per share exercise price of the corresponding RemainCo Option immediately prior to the Effective Time by (B) the SpinCo Ratio.

(b) Notwithstanding anything to the contrary in this Section 4.1, the exercise price, the number of shares of RemainCo Common Stock subject to each Post-Separation RemainCo Option and the number of shares of SpinCo Common Stock subject to the SpinCo Option, as applicable, and the terms and conditions of exercise of such options, shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided, that, in the case of any RemainCo Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code as of immediately prior to the Effective Time, the exercise price, the number of shares of RemainCo Common Stock subject to the Post-Separation RemainCo Option and the number of shares of SpinCo Common Stock subject to the SpinCo Option, and the terms and conditions of exercise of such options shall be determined in a manner consistent with the requirements of Section 424(a) of the Code.

Section 4.2 Treatment of Restricted Stock Units Awards.

(a) Except as provided in Section 4.4, each RemainCo Restricted Stock Unit Award that is outstanding immediately prior to the Effective Time and held by a RemainCo Employee, former RemainCo Employee, a SpinCo Employee, a former SpinCo Employee or a Xperi Director shall be converted, as of the Effective Time, into both a Post-Separation RemainCo Restricted Stock Unit Award and a SpinCo Restricted Stock Unit Award and each such award shall be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as the terms and conditions applicable to such RemainCo Restricted Stock Unit Award immediately prior to the Effective Time; provided, however, that certain restrictions may be imposed on such RemainCo Restricted Stock Unit Award or SpinCo Restricted Stock Unit Award after the Effective Time if necessary and appropriate to comply with applicable Law; and further, provided, however, that from and after the Effective Time, the number of shares of RemainCo Common Stock subject to (i) the Post-Separation RemainCo Restricted Stock Unit Award shall be equal to the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Restricted Stock Unit Award immediately prior to the Effective Time, and (ii) the SpinCo Restricted Stock Unit Award shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the RemainCo Restricted Stock Unit Award immediately prior to the Effective Time by (B) the Distribution Ratio.

Section 4.3 Treatment of Performance Stock Unit Awards.

(a) Performance Stock Unit Awards (2020). Each RemainCo Performance Stock Unit Award (2020) that is outstanding as of immediately prior to the Effective Time shall be converted, as of the Effective Time, into both a Post-Separation RemainCo Performance Stock Unit Award (2020) and a SpinCo Performance Stock Unit Award (2020) and each such award shall be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as were applicable to such RemainCo Performance Stock Unit Award (2020) prior to the Effective Time; provided, however, that certain restrictions may be imposed on the Post-Separation RemainCo Performance Stock Unit Award (2020) or the SpinCo Performance Stock Unit Award (2020) after the Effective Time if necessary and appropriate to comply with applicable Law; and further, provided, however, that from and after the Effective Time, the number of shares subject to (i) the Post-Separation RemainCo Performance Stock Unit Award (2020) shall be equal to the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Performance Stock Unit Award (2020) immediately prior to the Effective Time, and (ii) the SpinCo Performance Stock Unit Award (2020) shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the RemainCo Performance Stock Unit Award (2020) immediately prior to the Effective Time by (B) the Distribution Ratio; and provided, further, that the stock price performance measures applicable to the SpinCo Performance Stock Unit Award (2020) shall be the same as those applicable to the RemainCo Performance Stock Unit Award (2020) and for purposes of measuring the highest 30-day average stock price in the last six months of the three-year performance period and the stock price for purposes of the relative TSR modifier, the stock prices of RemainCo and SpinCo shall be aggregated, and the RemainCo Board or the SpinCo Board (or the respective compensation committee or other applicable committee thereof), as applicable, shall otherwise adjust the performance measures applicable to any RemainCo Performance Stock Unit Award (2020) or SpinCo Performance Stock Unit Award (2020).

(b) Performance Stock Unit Awards (2021). Each RemainCo Performance Stock Unit Award (2021) that is outstanding as of immediately prior to the Effective Time shall be converted, as of the Effective Time, into both a Post-Separation RemainCo Performance Stock Unit Award (2021) and a SpinCo Performance Stock Unit Award (2021) and each such award shall be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as were applicable to such RemainCo Performance Stock Unit Award (2021) prior to the Effective Time; provided, however, that certain restrictions may be imposed on the Post-Separation RemainCo Performance Stock Unit Award (2021) or the SpinCo Performance Stock Unit Award (2021) after the Effective Time if necessary and appropriate to comply with applicable Law; and, further provided, however, that from and after the Effective Time the number of shares subject to (i) the Post-Separation RemainCo Performance Stock Unit Award (2021) shall be equal to the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Performance Stock Unit Award (2021) immediately prior to the Effective Time, and (ii) the SpinCo Performance Stock Unit Award (2021) shall be equal to the product, rounded up to the nearest whole share, obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the RemainCo Performance Stock Unit Award (2021) immediately prior to the Effective Time by (B) the Distribution Ratio; and provided, further, that the stock price performance measures applicable to the SpinCo Performance Stock Unit Award (2021) shall be the same as those applicable to the RemainCo Performance Stock Unit Award (2021) and for purposes of measuring the highest 30-day average stock price in the last six months of the three-year performance period and the stock price for purposes of the relative TSR modifier, the stock prices of RemainCo and SpinCo shall be aggregated, and the RemainCo Board or the SpinCo Board (or the respective compensation committee or other applicable committee thereof), as applicable, shall otherwise adjust the performance measures applicable to any RemainCo Performance Stock Unit Award (2021) or SpinCo Performance Stock Unit Award (2021).

(c) Treatment of Performance Stock Unit Awards (2022).

(1) Each RemainCo Performance Stock Unit Award (2022) that is outstanding immediately prior to the Effective Time and held by a RemainCo Employee or former RemainCo Employee shall be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as the terms and conditions applicable to such RemainCo Performance Stock Unit Award (2022) immediately prior to the Effective Time; provided, however, that certain restrictions may be imposed on such RemainCo Performance Stock Unit Award (2022) after the Effective Time if necessary and appropriate to comply with applicable Law; and further, provided, however, that from and after the Effective Time, the number of shares of RemainCo Common Stock subject to such Post-Separation RemainCo Performance Stock Unit Award (2022), rounded up to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Performance Stock Unit Award (2022) immediately prior to the Effective Time by (B) the RemainCo Ratio; and provided, further, that the RemainCo Board (or the compensation committee or other applicable committee thereof) shall adjust the performance measures applicable to any RemainCo Performance Stock Unit Award (2022).

(2) Each RemainCo Performance Stock Unit Award (2022) that is outstanding immediately prior to the Effective Time and held by a SpinCo Employee or former SpinCo Employee shall be converted into a SpinCo Performance Stock Unit Award (2022) and shall otherwise be subject to the same terms and conditions (including with respect to vesting and expiration) after the Effective Time as the terms and conditions applicable to the corresponding RemainCo Performance Stock Unit Award (2022) immediately prior to the Effective Time; provided, however, that certain restrictions may be imposed on the SpinCo Performance Stock Unit Award (2022) after the Effective Time if necessary and appropriate to comply with applicable Law; and further, provided, however, that from and after the Effective Time, the number of shares of SpinCo Common Stock subject to such SpinCo Performance Stock Unit Award (2022), rounded up to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Performance Stock Unit Award (2022) immediately prior to the Effective Time by (B) the SpinCo Ratio; and provided, further, that the SpinCo Board (or the compensation committee or other applicable committee thereof) shall adjust the performance measures applicable to any SpinCo Performance Stock Unit Award (2022).

Section 4.4 Treatment of Key RSU Awards.

(a) Each RemainCo Key RSU Award that is outstanding immediately prior to the Effective Time shall be subject to the same terms and conditions (including with respect to vesting) after the Effective Time as the terms and conditions applicable to such RemainCo Key RSU Award immediately prior to the Effective Time; provided, however, that certain restrictions may be imposed on such RemainCo Key RSU Award after the Effective Time if necessary and appropriate to comply with applicable Law; and further, provided, however, that from and after the Effective Time, the number of shares of RemainCo Common Stock subject to such Post-Separation RemainCo Key RSU Award, rounded up to the nearest whole number of shares, shall be equal to the product obtained by multiplying (A) the number of shares of RemainCo Common Stock subject to the corresponding RemainCo Key RSU Award immediately prior to the Effective Time by (B) the RemainCo Ratio.

Section 4.5 SpinCo Stock Plan. Effective as of the Effective Time, SpinCo shall have adopted the SpinCo Corporation 2022 Equity Incentive Plan and such other plans (the “SpinCo Stock Plans”), which shall permit the grant and issuance of equity incentive awards denominated in shares of SpinCo Common Stock as described in this Article IV.

Section 4.6 General Terms.

(a) All of the adjustments described in this Article IV shall be given effect in accordance with Sections 424 and 409A of the Code, in each case to the extent applicable. The Parties shall, prior to the Effective Time, take all actions, including obtaining appropriate resolutions of the RemainCo Board and the SpinCo Board, and providing all notices and obtaining all consents, that are necessary or desirable to give effect to the transactions contemplated by this Article IV.

(b) In addition, neither the Distribution nor any employment transfer described in Section 2.2 shall constitute a termination of employment for any Employee for purposes of any RemainCo Award, Post-Separation RemainCo Award or any SpinCo Award, as applicable. After the Effective Time, for any award adjusted under this Article IV, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or RemainCo Stock Plan applicable to such award (x) with respect to Post-Separation RemainCo Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or RemainCo Stock Plan (a “RemainCo Change in Control”), and (y) with respect to SpinCo Awards, shall be deemed to refer to a “Change in Control” as defined in the SpinCo Stock Plans or applicable award agreement (a “SpinCo Change in Control”).

(c) In the event of a RemainCo Change in Control, (i) any accelerated vesting and/or exercisability applicable to any Post-Separation RemainCo Award held by any RemainCo Employee or former RemainCo Employee shall apply to any SpinCo Award then held by any such individual, and (ii) any Post-Separation RemainCo Award then held by any SpinCo Employee or former SpinCo Employee shall fully vest (and, to the extent applicable, become exercisable). In the event of a SpinCo Change in Control, (i) any accelerated vesting and/or exercisability applicable to any SpinCo Award held by any SpinCo Employee or former SpinCo Employee shall apply to any Post-Separation RemainCo Award then held by any such individual, and (ii) any SpinCo Award then held by any RemainCo Employee or former RemainCo Employee shall fully vest (and, to the extent applicable, become exercisable).

(d) Except as otherwise provided in this Section 4.6(d) or Article VI, after the Effective Time, Post-Separation RemainCo Awards shall be settled by RemainCo, and SpinCo Awards shall be settled by SpinCo. Upon the vesting, payment or settlement, as applicable, of SpinCo Awards, SpinCo shall be solely responsible for ensuring the satisfaction of all applicable tax withholding requirements on behalf of each SpinCo Employee. Upon the vesting, payment or settlement, as applicable, of Post-Separation RemainCo Awards, RemainCo shall be solely responsible for ensuring the satisfaction of all applicable Tax withholding requirements on behalf of each RemainCo Employee. Following the Effective Time, RemainCo shall be responsible for all income tax reporting with respect to Post-Separation RemainCo Awards held by RemainCo Employees and SpinCo shall be responsible for all income tax reporting with respect to SpinCo Awards held by SpinCo Employees. RemainCo or SpinCo, as applicable, shall facilitate performance by the other Party of its obligations hereunder by promptly remitting amounts or shares withheld in conjunction with a transfer of shares or cash, either (as mutually agreed by the Parties) directly to the applicable taxing authority or to the other Party for remittance to such taxing authority. The Parties will cooperate and communicate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient and appropriate manner.

(e) Following the Effective Time, if any Post-Separation RemainCo Award shall fail to become vested, such Post-Separation RemainCo Award shall be forfeited to RemainCo, and if any SpinCo Award shall fail to become vested, such SpinCo Award shall be forfeited to SpinCo. The Parties will cooperate, notify and communicate with each other with respect to any such forfeitures for purposes of ensuring accurate records of outstanding awards can be maintained by each of the Parties, including, without limitation, that SpinCo will notify RemainCo promptly of any SpinCo Employee or SpinCo Director whose employment or service, as applicable, with the SpinCo Group terminates and RemainCo will notify SpinCo promptly of any RemainCo Employee or RemainCo Director whose employment or service, as applicable, with the RemainCo Group terminates, in each case, no greater than five (5) Business Days following any such termination.

(f) The Parties shall use their commercially reasonable efforts to maintain effective registration statements with the Securities Exchange Commission with respect to the awards described in this Article IV, to the extent any such registration statement is required by applicable Law.

(g) The Parties hereby acknowledge that the provisions of this Article IV are intended to achieve certain tax, legal and accounting objectives and, in the event such objectives are not achieved, the Parties agree to negotiate in good faith regarding such other actions that may be necessary or appropriate to achieve such objectives.

Section 4.7 Employee Stock Purchase Plan. The administrator of the RemainCo ESPP shall take all actions necessary and appropriate to (a) suspend payroll deductions and other contributions by RemainCo Employees and SpinCo Employees immediately following the Exercise Date (as defined in the RemainCo ESPP) that occurs on August 31, 2022; (b) terminate the participation of SpinCo Employees in the RemainCo ESPP effective no later than immediately prior to the Effective Time; and (c) commence a new Offering Period (as defined in the RemainCo ESPP) and resume payroll deductions and other contributions by RemainCo Employees on December 1, 2022 or such other date as may be determined by the administrator of the RemainCo ESPP. Effective as of or before the Distribution Date, SpinCo shall adopt an employee stock purchase plan in a form substantially similar to the RemainCo ESPP (the “SpinCo ESPP”), and the SpinCo Employees shall be eligible to participate in the SpinCo ESPP effective no later than December 1, 2022 or such other date as may be determined by the administrator of the SpinCo ESPP; provided, however, that SpinCo may delay implementation of the SpinCo ESPP in one or more countries to the extent necessary to complete those actions and undertakings that SpinCo, in its sole discretion, determines to be necessary or advisable to comply with applicable Law.

ARTICLE V

ADDITIONAL MATTERS

Section 5.1 Annual Bonus Programs Annual cash bonuses payable under any Xperi Benefit Arrangement that provides for payments of annual bonuses or other annual cash incentive awards in respect of the 2022 fiscal year, in either case that relates to the IP Business with respect to RemainCo Employees or to the Product Business with respect to SpinCo Employees (the “2022 Cash Bonuses”) shall be determined as of the Effective Time based on actual performance results and level of performance achieved in respect of the portion of 2022 fiscal year that occurs up to the Effective Time measured against the applicable targets under the applicable Xperi Benefit Arrangement and, if and to the extent earned, the 2022 Cash Bonuses shall be paid to the eligible RemainCo Employees with respect to each Xperi Benefit Arrangement that relates to the IP Business and to the eligible SpinCo Employees with respect to each Xperi Benefit Arrangement that relates to the Product Business at the time or times RemainCo otherwise would have paid such 2022 Cash Bonuses in the ordinary course of business. Following the Effective Time, each of RemainCo and SpinCo shall determine appropriate performance measures to be used for the remainder of the 2022 fiscal year for eligible RemainCo Employees and SpinCo Employees, respectively.

Section 5.2 Time-Off Benefits. Unless otherwise required under applicable Law (a) SpinCo shall (i) credit each SpinCo Employee with the amount of accrued but unused vacation time, paid time-off and other time-off benefits as such SpinCo Employee had with the RemainCo as of immediately before the Distribution Date, and (ii) permit each such SpinCo Employee to use such accrued but unused vacation time, paid time off and other time-off benefits in the same manner and upon the same terms and conditions as the SpinCo Employee would have been so permitted under the terms and conditions of the applicable RemainCo policies in effect for the year in which such Distribution Date occurs, up to and including full exhaustion of such transferred unused vacation time, paid-time off and other time-off benefits (if such full exhaustion would be permitted under the applicable RemainCo policies in effect for that year in which the Distribution Date occurs); and (b) RemainCo shall (i) credit each RemainCo Employee with the amount of accrued but unused vacation time, paid time-off and other time-off benefits as such RemainCo Employee had with the RemainCo as of immediately before the Distribution Date, and (ii) permit each RemainCo Employee to use such accrued but unused vacation time, paid time off and other time-off benefits in the same manner and upon the same terms and conditions as the RemainCo Employee would have been so permitted under the terms and conditions of the applicable RemainCo policies in effect for the year in which the Distribution Date occurs, up to and including full exhaustion of such transferred unused vacation time, paid-time off and other time-off benefits (if such full exhaustion would be permitted under the applicable RemainCo policies in effect for that year in which the Distribution Date occurs).

Section 5.3 COBRA Compliance.

(a) Effective as of the Plan Transition Date, SpinCo shall assume and be responsible for administering compliance with the health care continuation requirements of COBRA, in accordance with the provisions of (i) the SpinCo Benefit Arrangements that are SpinCo Welfare Plans, with respect to SpinCo Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the SpinCo Welfare Plans at any time after the Plan Transition Date, and (ii) the SpinCo Transferred Benefit Arrangements with respect to SpinCo Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the SpinCo Transferred Benefit Arrangements at any time prior to the Plan Transition Date.

(b) Effective as of the Plan Transition Date, RemainCo shall assume and be responsible for administering compliance with the health care continuation requirements of COBRA, in accordance with the provisions of the RemainCo Benefit Arrangements that are RemainCo Welfare Plans, with respect to RemainCo Employees and former RemainCo Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage (i) under the Xperi Benefit Arrangements at any time prior to the Plan Transition Date, or (ii) under the RemainCo Benefit Arrangements at any time on or after the Plan Transition Date.

Section 5.4 Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the Parties shall negotiate in good faith regarding the need for any treatment different from that otherwise provided herein with respect to the payment of compensation to ensure that the treatment of such compensation does not cause the imposition of a Tax under Section 409A of the Code. In no event, however, shall any Party be liable to another in respect of any Taxes imposed under, or any other costs or Liabilities relating to, Section 409A of the Code.

Section 5.5 Payroll Taxes and Reporting. The Parties shall (a) to the extent practicable, treat SpinCo (or the appropriate member of the SpinCo Group) and RemainCo (or the appropriate member of the RemainCo) as a “successor employer” or “predecessor,” as applicable, within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to SpinCo Employees and RemainCo Employees for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act; and (b) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each SpinCo Employee and RemainCo Employee for the calendar year in which the Effective Time occurs.

Section 5.6 Regulatory Filings. Subject to applicable Law, RemainCo shall retain responsibility for all employee-related regulatory filings for reporting periods ending at or prior to the Effective Time, except for Equal Employment Opportunity Commission EEO-1 reports and affirmative action program (AAP) reports and responses to Office of Federal Contract Compliance Programs (OFCCP) submissions, for which RemainCo shall provide data and information (to the extent permitted by applicable Laws) to SpinCo, which shall be responsible for making such filings in respect of SpinCo Employees.

Section 5.7 Disability. To the extent any RemainCo Employee is, as of the Plan Transition Date, receiving payments as part of any short-term disability program that is part of a RemainCo Welfare Plan and that will become a SpinCo Transferred Benefit Arrangement as of the Plan Transition Date, such RemainCo Employee’s rights to continued short-term disability benefits (a) will end under any such RemainCo Welfare Plan as of the Plan Transition Date; and (b) all remaining rights will be recognized under a RemainCo Benefit Arrangement as of the Plan Transition Date, and the remainder (if any) of such RemainCo Employee’s short-term disability benefits will be paid by a RemainCo Welfare Plan that is a RemainCo Benefit Arrangement. In the event that any RemainCo Employee described above shall have any dispute with the short-term disability benefits they are receiving under a RemainCo Welfare Plan that is a RemainCo Benefit Arrangement, any and all appeal rights of such employees shall be realized through such RemainCo Welfare Plan (and any appeal rights such RemainCo Employee may have under any such RemainCo Welfare Plan will be limited to benefits received and time periods occurring prior to the Plan Transition Date).

ARTICLE VIs

GENERAL AND ADMINISTRATIVE

Section 6.1 Employer Rights. Nothing in this Agreement shall be deemed to be an amendment to any Xperi Benefit Arrangement, RemainCo Benefit Arrangement or SpinCo Benefit Arrangement or to prohibit any member of the IP RemainCo Group or the Product SpinCo Group, as the case may be, from amending, modifying or terminating any Xperi Benefit Arrangement, RemainCo Benefit Arrangement or SpinCo Benefit Arrangement at any time within its sole discretion.

Section 6.2 Effect on Employment. Nothing in this Agreement is intended to or shall confer upon any employee or former employee of RemainCo, SpinCo or any of their respective Affiliates any right to continued employment, or any recall or similar rights to any such individual on layoff or any type of approved leave.

Section 6.3 Consent of Third Parties. If any provision of this Agreement is dependent on the Consent of any third party and such Consent is withheld, the Parties shall use their commercially reasonable efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, the Parties hereto shall negotiate in good faith to implement the provision (as applicable) in a mutually satisfactory manner.

Section 6.4 Access to Employees. On and after the Effective Time, RemainCo and SpinCo shall, or shall cause each of their respective Affiliates to, make available to each other those of their employees who may reasonably be needed in order to defend or prosecute any legal or administrative action (other than a legal action between RemainCo and SpinCo) to which any employee or director of the IP RemainCo Group or the Product SpinCo Group or any RemainCo Benefit Arrangement or SpinCo Benefit Arrangement is a party and which relates to a RemainCo Benefit Arrangement or SpinCo Benefit Arrangement. The Party to whom an employee is made available in accordance with this Section 6.4 shall pay or reimburse the other Party for all reasonable expenses which may be incurred by such employee in connection therewith, including all reasonable travel, lodging and meal expenses, but excluding any amount for such employee’s time spent in connection herewith.

Section 6.5 Employee Data Protection and the Data Sharing Agreement. The Data Sharing Agreement shall govern with respect to the maintenance, use, sharing and processing of Personal Information.

Section 6.6 Beneficiary Designation/Release of Information/Right to Reimbursement. To the extent permitted by applicable Law and except as otherwise provided for in this Agreement, all beneficiary designations, authorizations for the release of information and rights to reimbursement made by or relating to (a) SpinCo Employees under Xperi Benefit Arrangements shall be transferred to and be in full force and effect under the corresponding SpinCo Benefit Arrangements or SpinCo Transferred Benefit Arrangements until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant SpinCo Employee; and (b) RemainCo Employees under Xperi Benefit Arrangements shall be transferred to and be in full force and effect under the corresponding RemainCo Benefit Arrangements until such beneficiary designations, authorizations or rights are replaced or revoked by, or no longer apply, to the relevant RemainCo Employee.

Section 6.7 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and, except to the extent otherwise expressly provided herein, nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or Liabilities under this Agreement upon any Person, including any RemainCo Employee, SpinCo Employee or other current or former employee, officer, director or contractor of the IP RemainCo Group or the Product SpinCo Group, other than the Parties and their respective successors and assigns.

Section 6.8 No Acceleration of Benefits. Except as otherwise provided in this Agreement, no provision of this Agreement shall be construed to create any right, or accelerate vesting or entitlement, to any compensation or benefit whatsoever on the part of any RemainCo Employee, SpinCo Employee or other former, current or future employee of the IP RemainCo Group or the Product SpinCo Group under any Benefit Arrangement of the IP RemainCo Group or the Product SpinCo Group.

Section 6.9 Employee Benefits Administration. At all times following the date hereof, the Parties will cooperate in good faith as necessary to facilitate the administration of employee benefits and the resolution of related employee benefit claims with respect to SpinCo Employees and RemainCo Employees, as applicable, including with respect to the provision of employee level information necessary for the other Party to manage, administer, finance and file required reports with respect to such administration.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments and Waivers.

(a) This Agreement may not be amended except by an agreement in writing signed by both Parties.

(b) Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof and any such waiver shall be validly and sufficiently given for the purposes of this Agreement if it is in writing signed by an authorized representative of such Party. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that either Party would otherwise have.

Section 7.2 Entire Agreement. This Agreement, the Separation Agreement, and the Data Sharing Agreement, including the Exhibits and Schedules referenced herein and therein and attached hereto and thereto, constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, commitments, writings, courses of dealing and understandings with respect to the subject matter hereof.

Section 7.3 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the Parties contained in this Agreement shall survive the Effective Time and remain in full force and effect in accordance with their applicable terms.

Section 7.4 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

Section 7.5 Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five (5) Business Days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, (c) when delivered, if delivered personally to the intended recipient, and (d) one (1) Business Day following sending by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party (as updated from time to time by notice in writing to the other Party):

i. If to RemainCo:

c/o Xperi Holding Corporation

3025 Orchard Parkway

San Jose, CA 95134

Attention: General Counsel

ii. If to SpinCo:

Xperi Inc.

2160 Gold Street

San Jose, CA 95002

Attention: General Counsel

Section 7.6 Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Execution and delivery of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution by an original signature and delivery in person.

Section 7.7 Severability. If any term or other provision of this Agreement or the Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrators to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrators shall interpret this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the fullest extent possible. If any sentence in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 7.8 Assignability; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of each Party under this Agreement shall not be assignable, in whole or in part, directly or indirectly, whether by operation of law or otherwise, by such Party without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed) and any attempt to assign any rights or obligations under this Agreement without such consent shall be null and void. Notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement to any of their respective Affiliates; provided that no such assignment shall release such assigning Party from any liability or obligation under this Agreement.

Section 7.9 Termination; Effect of Termination. Upon written notice, this Agreement may be terminated at any time prior to the Effective Time by and in the sole discretion of RemainCo without the approval of SpinCo or any other party thereto. In the event of termination pursuant to this Section 7.9, neither Party shall have any Liability of any kind to the other Party as a result of such termination.

Section 7.10 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive Laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the Laws of any other jurisdiction.

Section 7.11 Construction. This Agreement shall be construed as if jointly drafted by the Parties and no rule of construction or strict interpretation shall be applied against either Party. The Parties represent that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment. The Parties have had access to independent legal advice, have conducted such investigations they thought appropriate, and have consulted with such other independent advisors as they deemed appropriate regarding this Agreement and their rights and asserted rights in connection therewith. The Parties are not relying upon any representations or statements made by the other Party, or such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties are not relying upon a legal duty, if one exists, on the part of the other Party (or such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or their preparation, it being expressly understood that neither Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement.

Section 7.12 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party.

Section 7.13 Title and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.14 Schedules. The Schedules attached hereto are incorporated herein by reference and shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

XPERI HOLDING CORPORATION

By:
Name:
Title:

XPERI INC.

By:
Name:
Title:

Schedule 1.1

[omitted]

Schedule 3.1

[omitted]

Schedule 4.4

[omitted]